Exhibit 99

CopyTele Licenses Technology to AUO For E-Paper® and Nano Displays

MELVILLE, N.Y.--(BUSINESS WIRE)--May 31, 2011--CopyTele, Inc. (OTCBB:COPY) announced today that it has entered into two license agreements with AU Optronics Corp. (“AUO”) (NYSE:AUO) of Hsinchu, Taiwan to produce and market CopyTele’s E-Paper® and Nano Display technologies. The license agreements grant AUO an exclusive license for CopyTele’s E-Paper® display patents and technology with the right to sublicense the technology to third parties and a non-exclusive license for CopyTele’s Nano Display patents and technology with the right to consent to the granting of licenses of the Nano Display technology to third parties. Under the agreements, AUO will pay CopyTele aggregate license fees of US $10 million, $3 million payable as an initial fee and $7 million upon completion of certain conditions for the respective technologies. The terms of the agreements provide for the basis for royalty payments by AUO to CopyTele.

Our advanced E-Paper® electrophoretic display technology utilizes specially coated particles in combination with a unique type of pixel structure to create an image. This new technology is applicable for electronic books and other low power applications. Our Nano display technology incorporates a new type of low voltage color phosphors in combination with nano materials and an electron emission system utilizing nano materials to produce color video information. CopyTele’s Nano Display is applicable to small hand-held and larger size applications including TV’s.

CopyTele Chairman and CEO, Denis A. Krusos, said, “We are pleased to have an agreement with AUO, one of the world’s leaders in flat panel displays. With the addition of AUO, CopyTele has the opportunity to bring its display technologies into all phases of the world-wide display marketplace.”

AUO is a global leader of thin film transistor liquid crystal display panels (TFT-LCD). AUO is able to provide customers with a full range of panel sizes and comprehensive applications, offering TFT-LCD panels in sizes ranging from 1.2 inches to greater than 71 inches. AUO generated NT $467.2 billion in sales revenue in 2010 (US $16 billion*) with global operations in Taiwan, Mainland China, Japan, Singapore, South Korea, the U.S., and Europe. Additionally, AUO is the first pure TFT-LCD manufacturer to be successfully listed at the New York Stock Exchange (NYSE). AUO extended its market to the green energy industry in late 2008. The Display and Solar businesses were established respectively as the Company’s two core businesses in October, 2010. For more information, please visit AUO.com.

*2010 year end revenue converted at an exchange rate of NTD29.14:USD1.

CopyTele’s principal operations include the development, production and marketing of thin flat display technologies, including low-voltage phosphor color displays and low-power passive E-Paper® displays, and the development, production and marketing of multi-functional encryption products that provide information security for domestic and international users over virtually every communications media. For more information on CopyTele, please visit CopyTele.com.

Forward-Looking Statements:

Statements that are not historical fact may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but rather reflect CopyTele’s current expectations concerning future events and results. CopyTele generally uses the words “believes”, “expects”, “intends”, “plans”, “anticipates”, “likely”, “will” and similar expressions to identify forward-looking statements. Such forward-looking statements, including those concerning CopyTele’s expectations, involve known and unknown risks, uncertainties and other factors, some of which are beyond CopyTele’s control, which may cause CopyTele’s actual results, performance or achievements, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. In evaluating such statements as well as the future prospects of CopyTele, specific consideration should be given to various factors, including the following: CopyTele’s prior history of losses and negative cash flows from operations; CopyTele’s ability to obtain debt or equity financing to continue our marketing, research and development activities, on terms acceptable to CopyTele, if cash generated from operations is insufficient to satisfy our liquidity requirements; CopyTele’s ability to commercialize a full-color video display; the possible development of competitive products that could render CopyTele’s products obsolete or unmarketable; and other risks as detailed from time-to-time in CopyTele’s filings with the Securities and Exchange Commission. CopyTele undertakes no obligation to update any forward-looking statements as a result of new information, unanticipated events, or otherwise.

CONTACT:
CopyTele, Inc.
Anne Rotondo, 631-549-5900